UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2010
ATHENS BANCSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	1-34534	27-0920126

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 Washington Avenue, Athens, Tennessee	37303

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 745-1111
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2010, Athens Federal Community Bank (the “Bank”), the wholly owned subsidiary of Athens Bancshares Corporation (the “Company”), entered into a three-year employment agreement with Jay Leggett, Jr., the City President of the Bank’s Cleveland Division. In addition, on July 23, 2010, the Bank also entered into supplemental executive retirement plan agreements with Mr. Leggett and Michael R. Hutsell, the Vice President, Chief Operating Officer and Chief Financial Officer of the Bank. The material terms of the employment agreement and the supplemental executive retirement plan agreements were previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-161967), as declared effective by the U.S. Securities and Exchange Commission on November 12, 2009.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Number	Description

10.1	Employment Agreement, dated July 23, 2010, by and between Athens Federal Community Bank and Jay Leggett, Jr.

10.2	Supplemental Executive Retirement Plan Agreement, dated July 23, 2010, by and between Athens Federal Community Bank and Jay Leggett, Jr.

10.3	Supplemental Executive Retirement Plan Agreement, dated July 23, 2010, by and between Athens Federal Community Bank and Michael R. Hutsell

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENS BANCSHARES CORPORATION
Date: July 26, 2010	By:	/s/ Michael R. Hutsell
Michael R. Hutsell
Treasurer and Chief Financial Officer